SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 000-50191	98-0201259 (I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208

Reno, NV 89503

(Address of Principal Executive Offices and Zip Code)

(775) 747-0667

(Issuer's telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2013 the Registrant appointed Mr. Wm. Chris Mathers as Chief Financial Officer of the Company for a two year term. Mr. Mathers is 53 years old. No family relationship exists between Mr. Mathers and any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer of the Company.

Mr. Mathers is a senior finance and accounting professional with more than 30 years of experience in financial accounting, mergers and acquisition, Securities and Exchange Commission compliance and operational and administrative support. Mr. Mathers holds a BBA in Accounting from Southwestern University at Georgetown, Texas, and is a certified public accountant. Mr. Mathers began his career in public accounting in 1981 with the accounting firm of Price Waterhouse focusing on multi-national public audits. From 1983 through 1989, Mr. Mathers was in private practice focusing on tax preparation, and the financial audits of corporations, partnerships and individuals. From 1989 through 1993, Mr. Mathers was a Controller and Administrative Officer of GJR Investments, Inc., a national real estate firm.

Beginning in 1994, Mr. Mathers began work as chief financial officer for several privately and publicly held companies, including: Intersystems, Inc. of Houston, Texas, a multi-state manufacturing firm; Nexus Custom Electronics, Inc., a manufacturer of circuit boards to private industry and the U.S. Department of Defense; ; Interactive Nutrition International, Inc., Ottawa, Canada, a manufacturer of Nutritional products; and, Texas Rare Earth Resources Corp, Texas, a mining company engaged in the business of the acquisition, exploration and development of mineral properties.

The Registrant and Mr. Mathers entered into a written contract whereby the Registrant agreed to compensate Mr. Mathers with one hundred thousand (100,000) shares of the Company’s Restricted Common Stock issued upon execution of the contract, and an option to purchase one million (1,000,000) shares of the Company’s Restricted Common Stock valued at fourteen cents ($0.14) per share, totaling one hundred and forty thousand dollars ($140,000.00). The term of the option is from March 19, 2013 until March 19, 2018. The Registrant also agreed to pay to Mr. Mathers cash consideration in the amount of $1,000 per month, increasing to $2,000 per month on September 1, 2013, and to $3,000 per month on March 1, 2014.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith or incorporated herein by reference pursuant to Rule 12b-32:

Exhibit Index:

Exhibit Number

Description

EX – 10.1

Consulting Agreement

EX – 10.2

Stock Option Agreement

EX – 99.1

Press Release dated March 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP  (Registrant)

Date March 20, 2013

By  /s/ Richard Bachman

Richard Bachman, PRESIDENT